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                                                                   Exhibit 99.1


Contact: Doug Thomas, Chief Financial Officer
                  (724) 940-3338


        AMERICAN ARCHITECTURAL PRODUCTS CORPORATION FILES FOR CHAPTER 11; COMPANY TO CONTINUE NORMAL OPERATIONS DURING FINANCIAL RESTRUCTURING

                  Miami, Florida December 18, 2000 - American Architectural Products Corporation ("AAPC" or the "Company") will file a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio on December 18, 2000. The bankruptcy filing is necessary to enable the Company to implement the restructuring plan as previously agreed to with the ad hoc committee of the holders of the Company's 11 3/4 % senior notes due December 1, 2007, substantially as identified in the Company's July 28, 2000 press release. AAPC is continuing all normal business operations and will continue uninterrupted services to its customers.

            "The decision to file for Chapter 11 protection was a difficult one although necessary to complete the restructuring plan with our bondholders and others. We want to assure our employees, customers, vendors, and stockholders that we will continue to operate without interruption and that this filing is a critical step in completing the restructuring plan and emerging as a stronger company," said Joe Dominijanni, President and Chief Executive Officer of AAPC. "The Chapter 11 process gives the Company access to additional working capital financing while at the same time providing the Company with adequate protection during the restructuring process to ensure the long term viability of our operating companies for the benefit of our employees, customers, vendors and the communities in which we operate," he added.

            AAPC is taking steps to ensure that it will meet its obligations to its essential vendors during the reorganization process. Dominijanni also noted that, "We will request and expect to receive prompt authorization from the Bankruptcy Court to continue to pay all salaries, wages, and benefits to our valued employees."

            To ensure that AAPC has the capital necessary to continue to operate its business without interruption during the restructuring process, AAPC will immediately seek preliminary court approval for a new $35 million debtor-in-possession (DIP) financing facility to be provided by The CIT Group/Business Credit, Inc. The new facility will enable AAPC to continue paying for the delivery of goods and services and continue its operations to meet current and future customer needs. The DIP financing provides substantial assurance that AAPC will be able to continue normal operations during the Chapter 11 process.


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            Dominijanni stated that significant debt interest obligations, the inability to achieve projected synergies through acquisitions, and operating challenges of certain business units have had a negative impact on profit margins. "We already have taken appropriate steps to focus corporate management on our core assets, and to continue to scrutinize those operations that have not met our profit expectations or that are not critical to the future success of the Company," Dominijanni said. "We remain dedicated to those actions we believe necessary to allow for profitable operations in the future, including an immediate need to restructure the balance sheet of the Company. We have every expectation that we will be able to successfully restructure our operations through the Chapter 11 process."

            AAPC is a manufacturer and distributor of a broadly diversified line of windows, doors, and related products designed to meet a variety of consumer demands in both the new construction and repair/remodel markets, primarily for residential uses. The Company has been formed through the consolidation of a number of well-established companies, with varying manufacturing histories dating back to 1946. AAPC distributes its products regionally throughout the United States under a number of well-established brand names that are recognized for their quality, value engineering, and customer service.

            The matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For additional information about the Company and its various risk factors, see the Company's filings with the Securities and Exchange Commission.